Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

Evergreen High Income Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	21,361,094	0.24		86,551,729	3.13
Class B	8,394,395	0.21		34,628,983	3.13
Class C	8,933,701	0.21		37,924,656	3.13
Class I	2,478,761	0.24		8,224,745	3.13
Evergreen Diversified Income Builder Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	6,544,853	0.26		24,082,280	6.06
Class B	1,588,318  	0.21		6,162,029	6.08
Class C	1,988,850	0.21		10,087,590	6.07
Class I	771,946	0.27		4,184,497	5.96

Evergreen U.S. Government Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	10,087,979	0.47		20,654,792	10.02
Class B	468,754	0.40		1,217,040	10.02
Class C	374,996	0.40		1,171,679	10.02
Class I	30246347	0.50		73,157,748	10.02

Evergreen Core Plus Bond Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	6,841,784                  0.51           12,513,548      13.40
Class B	   438,612                   0.41          1,016,622        13.40
Class C	   691,872                   0.41          1,618,948        13.40
Class I	2,077,072                   0.55          3,556,340        13.40